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                                                                  Exhibit 10.28

                              AMENDMENT NO. 1 TO
                       1996 INCENTIVE STOCK OPTION PLAN

        WHEREAS, the Board of Directors of Sirrom Capital Corporation has approved certain amendments to the 1996 Incentive Stock Option Plan ("Plan"), pursuant to resolutions of the Board of Directors approved as of February 28, 1997; and

        WHEREAS, this Amendment No. 1 shall serve to evidence such amendments.

        1. The first sentence of Section 3(a) of the Plan shall be modified to read in its entirety as follows:

            "(a) Shares of Common Stock Reserved Under the Plan. The aggregate number of shares reserved and available for distribution under the Plan shall be 1,140,000 shares."

        2. Section 5(b)(vi) of the Plan shall be amended to include the following sentence at the end thereof:

            "Notwithstanding the foregoing, the Committee shall have the authority to permit transfer of options to family members or trusts established for the benefit of family members in accordance with federal income tax laws."